Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT
AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of July 8, 2016, among ENPHASE ENERGY, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereto (together with their respective successors and assigns, each individually a “Lender” and collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and is made with reference to that certain Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Borrower, the Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
WHEREAS, Agent, the Lenders and Borrower have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrower as set forth in the Credit Agreement and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto;
WHEREAS, Tennenbaum Special Situations Fund IX, LLC, a Delaware limited liability company, Tennenbaum Special Situations IX-A, LLC., a Delaware limited liability company, Tennenbaum Special Situations IX-O, L.P., a Cayman Islands limited partnership, and Tennenbaum Special Situations IX-C, L.P., a Cayman Islands limited partnership (collectively, the “Term Lenders”), Obsidian Agency Services, Inc., a California corporation as agent for the Term Lenders (in such capacity, together with its successors and assigns in such capacity, “Term Loan Agent”), and Borrower are concurrently herewith entering into a Loan and Security Agreement, dated as of July 8, 2016 (the “Term Loan Agreement”), and certain related agreements, documents and instruments (collectively with the Term Loan Agreement, the “Term Loan Documents”), pursuant to which Term Lenders will make term loans to Borrower in an aggregate original principal amount of up to $25,000,000, secured by liens on substantially all of the assets of Borrower;
WHEREAS, Term Loan Agent and Agent are concurrently herewith entering into an Intercreditor Agreement, dated as of July 8, 2016 (the “Intercreditor Agreement”), as acknowledged and agreed upon by Borrower, to establish their relative payment, lien and enforcement rights and priorities with respect to Borrower and the assets of Borrower;

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WHEREAS, Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement and the Guaranty and Security Agreement, and Agent and the Lenders are willing to make such amendments, subject to the terms and conditions set forth herein; and
WHEREAS, by this Amendment, Borrower, Agent and the Lenders desire and intend to evidence such amendments.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT AND THE GUARANTY AND SECURITY AGREEMENT
A.    Section 4.14 of the Credit Agreement is hereby amended to read as follows:
4.14    Indebtedness. Set forth on Schedule 4.14 of the Disclosure Letter is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Amendment No. 1 Effective Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Amendment No. 1 Effective Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Amendment No. 1 Effective Date.
B.    Section 5.15 of the Credit Agreement is hereby amended to read as follows:
5.15 Location of Inventory. Borrower will, and will cause each of the other Loan Parties to keep (i) its and their Inventory, to the extent located within the United States, only at the Flextronics Facility and the locations identified on Schedule 4.24 of the Disclosure Letter, in each case subject to a bailee agreement in form and substance satisfactory to Agent; provided that Borrower and the other Loan Parties may keep up to $50,000 of Inventory in the aggregate at any time at other locations located within the United States; provided further that up to $3,000,000 of Inventory may be transferred by Borrower to an international Flextronics location or to an Expeditors International Pty Ltd. location for the sale of such Inventory by a Subsidiary of Borrower organized outside of the United States in the ordinary course of business and (ii) its and their chief executive offices only at the locations identified on Schedule 7 of the Guaranty and Security Agreement; provided, that Borrower may amend Schedule 4.24 of the Disclosure Letter or Schedule 7 of the Guaranty and Security Agreement so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which such Inventory is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental

United States and such chief executive office is relocated within the continental United States; provided further that Borrower may maintain (A) (i) test equipment, (ii) up to $3,000,000 at any one time of raw materials and (iii) other Equipment, in each case in transit from Borrower’s suppliers to the Flextronics Facility and (B) test equipment and other Equipment disposed of in accordance with clause (p) of the definition of Permitted Dispositions and re-acquired in accordance with clause (s) of the definition of “Permitted Investments”, at any Flextronics facility in Mexico or the People’s Republic of China.
C.    Section 6.7 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (f), deleting the “.” at the end of clause (g) and replacing it with “, and”, and adding new clause (h) immediately following clause (g), to read as follows:
(h) Borrower and its Subsidiaries may make scheduled payments of interest, fees, and principal with respect to Indebtedness under the Term Loan Facility to the extent permitted by the Intercreditor Agreement.
D.    The first sentence of Section 7 of the Credit Agreement is hereby amended by replacing “10% of the Maximum Revolver Amount” with “25% of the Maximum Revolver Amount”.
E.    Clause (a) of Section 8.6 of the Credit Agreement is hereby amended to read as follows:
(a) (i) the occurrence of an “Event of Default” as that term is defined under the Term Loan Facility, and any breach or default thereunder, whether or not declared (but after taking into account any applicable cure period provided in such agreement) or (ii) a default occurs in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $750,000 or more, and such default results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or
F.    The definition of “Change in Control” set forth in Schedule 1.1 of the Credit Agreement is hereby amended to read as follows:
“Change of Control” means that:
(a)    any Person or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of Equity

Interests of Borrower (or other securities convertible into such Equity Interests) representing 40% or more of the combined voting power of all Equity Interests of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower;
(b)    Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, other than as a result of (i) a Permitted Disposition or (ii) Permitted Acquisitions or Permitted Investments resulting in Borrower owning more than 50% of the Equity Interests of an entity, but less than 100% of the Equity Interests of such entity; or
(c) the occurrence of any “Change of Control” or similar term as defined in the Term Loan Facility, or any successor facilities thereto.
G.    Clause (b) of the definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended to read as follows:
(b)     (i) Indebtedness set forth on Schedule 4.14 of the Disclosure Letter and any Refinancing Indebtedness in respect of such Indebtedness, and (ii) Indebtedness under the Term Loan Facility, as in effect on the Amendment No. 1 Effective Date, and subject to the Intercreditor Agreement at all times,
H.    Clause (d) of the definition of “Permitted Liens” set forth in Schedule 1.1 of the Credit Agreement is hereby amended to read as follows:
(d)    (i) Liens set forth on Schedule P-2 of the Disclosure Letter; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 of the Disclosure Letter shall only secure the Indebtedness that it secures on the Amendment No. 1 Effective Date and any Refinancing Indebtedness in respect thereof, and (ii) Liens in favor of Obsidian, to secure the Indebtedness under the Term Loan Facility, subject to the Intercreditor Agreement at all times,
I.    The definition of “Refinancing Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (d), deleting the “.” at the end of clause (e) and replacing it with “, and”, and adding new clause (f) immediately following clause (e), to read as follows:
(f)    in the case of the Term Loan Facility, such refinancing, restructuring, renewal or extension shall be subject to the Borrower entering into a new facility and documentation on terms acceptable to Agent, including, without limitation, the maturity date of any new facility being at least 6 months after the Maturity Date and subject to an intercreditor agreement acceptable to Agent.
J.    Schedule 1.1 (Definitions) to the Credit Agreement is hereby amended by inserting the following defined terms in alphabetical order:
“Amendment No. 1” means that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 8, 2016, by and among Borrower, the Lenders party thereto and Agent.
“Amendment No. 1 Effective Date” has the meaning specified therefor in Amendment No. 1.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of July 8, 2016, between Agent and Obsidian, as acknowledged and agreed to by Borrower, as such agreement may be amended, supplemented, or otherwise modified from time to time.
“Obsidian” means Obsidian Agency Services, Inc., a California corporation.
“Term Loan Facility” means that certain Loan and Security Agreement, dated as of July 8, 2016, between Borrower, on the one hand, and Tennenbaum Special Situations Fund IX, LLC, a Delaware limited liability company, Tennenbaum Special Situations IX-A, LLC., a Delaware limited liability company, Tennenbaum Special Situations IX-O, L.P., a Cayman Islands limited partnership, and Tennenbaum Special Situations IX-C, L.P., a Cayman Islands limited partnership, collectively as the term lenders, and Obsidian, as agent for the term lenders, on the other hand, as such agreement may be amended, supplemented, or otherwise modified from time to time.
K.    Schedule 5.1 (Financial Statements, Reports, Certificates) to the Credit Agreement is hereby amended by amending the row containing item (i) to read as follows:

promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, including any default under the Term Loan Facility,
(i) Notice of such event or condition (together, in the case of a Default or Event of Default arising out of a default under the Term Loan Facility, with a copy of any notices of such default received by Borrower) and a statement of the curative action that Borrower proposes to take with respect thereto.

L.    The last paragraph of Section 3 of the Guaranty and Security Agreement, containing the exclusions from the definition of “Collateral”, is hereby amended by deleting clause (i) therefrom and replacing it with the following:
(i) Grantor’s Intellectual Property and Intellectual Property Licenses; provided, however, that (x) the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property or Intellectual Property Licenses (the “Rights to Payment”); and (y) if a judicial authority (including a court in an Insolvency Proceeding) holds that a security interest in Grantor’s Intellectual Property or Intellectual Property Licenses is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s Liens in the Rights of Payment;

Section 2.	CONDITIONS PRECEDENT
This Amendment shall become effective on the first date upon which each of the following conditions precedent has been waived or satisfied in a manner satisfactory to Agent (such date being the “Amendment No. 1 Effective Date”):
(i)    Agent shall have received this Amendment, duly authorized, executed and delivered by Borrower, Agent and the Lenders (the Credit Agreement, Exhibits and Schedules thereto as so amended by this Amendment being referred to herein as the “Amended Credit Agreement”, the Guaranty and Security Agreement, Exhibits and Schedules thereto as so amended by this Amendment being referred to herein as the “Amended Guaranty and Security Agreement”, and the Amended Credit Agreement and the Amended Guaranty and Security Agreement being referred to herein, collectively, as the “Amended Loan Documents”);
(ii)    Agent shall have received a duly executed copy of the Intercreditor Agreement;
(iii)    Agent shall have received duly executed copies of the Term Loan Documents;
(iv)    on the date of this Amendment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, nor shall either result from the entry into this Amendment;
(v)    the representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment and on the Amendment No. 1 Effective Date (except, in each case, to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(vi)    Agent shall have received an amendment fee of $50,000, which fee shall be for the ratable benefit of the Lenders and shall be fully earned and non-refundable when paid; and
(vii)    Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment (to the extent incurred on or prior to the Amendment No. 1 Effective Date).

Section 3.	BORROWER’S REPRESENTATIONS AND WARRANTIES
Borrower hereby represents and warrants to the Lender Group the following (which shall survive execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrower:
A.    Due Organization. Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and, with respect to the Borrower, to enter into this Amendment and to carry out the transactions contemplated by the Amended Loan Documents.
B.    Binding Obligations. This Amendment, when duly executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
C.    Due Authorization; No Conflict.
(i)    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Loan Documents have been duly authorized by all necessary action on the part of Borrower.
(ii)    The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Loan Documents do not and will not (a) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries, the Governing Documents of Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower or its Subsidiaries, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of Borrower or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse

Effect, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of Borrower or its Subsidiaries, other than Permitted Liens, or (d) require any approval of any holder of Equity Interests of Borrower or any approval or consent of any Person under any material agreement of Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
D.    Governmental Consents. The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Loan Documents and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that (i) have been obtained and that are still in force and effect or (ii) the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.
E.    Incorporation of Representations and Warranties. The representations and warranties of the Loan Parties contained in the Amended Credit Agreement, The Amended Guaranty and Security Agreement, and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 1 Effective Date as though made on and as the date hereof (except to the extent such representations and warranties specifically relate to an earlier date).
F.    No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4.	MISCELLANEOUS
A.    Effect of this Amendment.
(i)    On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and each reference in the Guaranty and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Guaranty and Security Agreement, and each reference in the other Loan Documents to the “Guaranty and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Guaranty and Security Agreement shall mean and be a reference to the Amended Guaranty and Security Agreement,
(ii)    Except as expressly amended pursuant hereto, no other changes, waiver or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof.

To the extent that any provision of the Credit Agreement, the Guaranty and Security Agreement, or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
B.    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.
C.    Governing Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related thereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.
D.    Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto.
E.    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ENPHASE ENERGY, INC.
a Delaware corporation

By:	/s/ Paul Nahi
Name:	Paul Nahi
Title:	President and CEO

[Signatures continued on next page.]

Amendment No. 1 to Amended and Restated Credit Agreement
and Amended and Restated Guaranty and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and sole Lender

By:	/s/ Sylvia S. Tran
Name:	Sylvia S. Tran
Title:	Vice President

Amendment No. 1 to Amended and Restated Credit Agreement
and Amended and Restated Guaranty and Security Agreement